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                                 EXHIBIT INDEX

23       Consent of Independent Registered Public Accounting Firm.

24(a)    Directors' Power of Attorney, dated Aug. 1, 2006.

24(b)    Director's Power of Attorney, dated Aug. 1, 2006.

24(c)    Officers' Power of Attorney, dated Aug. 1, 2006.